PARTNERSHIP AGREEMENT : WW and Phzio Canada

This partnership Agreement (the "**Agreement**") is entered into as of January 1, 2019 (the "**Effective Date**") by and between WW Canada Ltd.,., with its principal place of business at 1415 Joshuas Creek Drive, Suite 200, Oakville, ON L6H 7G4, Canada ("**WW**") and Phzio Canada a, with its principal place of business at 7 Bayview Rd. Ottawa, ON. Canada

RECITALS

WHEREAS, WW is a Canadian wellness company and an affiliate of Weight Watchers International, Inc., the world's leading commercial weight management program;

WHEREAS, Phzio Canada is a **virtual Physical Therapy and Wellness platform.**

WHEREAS, WW is launching a rewards program called WellnessWins whereby members will be able to redeem their earned "Wins" for rewards;

WHEREAS, Phzio Canada desires to provide rewards to customers of WW in connection with the WellnessWins program;

NOW THEREFORE, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Rights & Responsibilities:

   A. Each party shall perform its respective responsibilities as set forth on Exhibit A attached hereto and incorporated herein (hereinafter referred to as the "Responsibilities").

   B. Each party agrees to render its Responsibilities in a professional manner consistent with best practices in their respective industries.

   C. Each party shall commence its Responsibilities on the Effective Date and complete the same within the time periods to be mutually agreed upon.

2. License Grants: Subject to the terms and conditions of this Agreement, the parties grant each other the following licenses. All rights not expressly granted are reserved to the licensor.

   A. Grant of License to Phzio Canada: WW hereby grants to Phzio Canada a limited, non-exclusive, nontransferable, non-sublicensable, royalty-free license during the Term to use, reproduce, and display the trademarks, service marks, trade names, designs, logos, slogans, symbols, and trade dress, owned or licensed by WW (the "WW Trademarks") as set forth in Exhibit B as necessary to perform its responsibilities under this Agreement and WW materials and content (e.g., information regarding health, wellness and weight management) ("WW Content"); provided, that all of Phzio Canada's uses of the WW Trademarks and WW Content must be pre-approved in writing by WW, which approval may be granted or withheld in WW's sole discretion.

   B. Grant of License to WW: Phzio Canada hereby grants to WW a limited, non-exclusive,

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nontransferable, non-sublicensable, royalty-free license during the Term to use, reproduce, and display the trademarks, service marks, trade names, designs, logos, slogans, symbols, and trade dress, owned or licensed by Phzio Canada (the " Phzio Canada Trademarks") as necessary to perform its responsibilities under this Agreement and the Phzio Canada materials and content (e.g., images of Phzio Canada products or services, information about products or services) ("Phzio Canada Content"); provided, that all of WW's uses of the Phzio Canada Trademarks and Phzio Canada Content must be pre-approved in writing by Phzio Canada, which approval may be granted or withheld in Phzio Canada sole discretion.

C. Trademark Usage: Each party agrees that all uses of the other party's trademarks shall: (a) include the proper marking for the trademark and the appropriate trademark attribution in reasonably close proximity to its first use of the trademarks; and (b) use the trademarks so that each of such trademarks creates a separate and distinct impression from any other trademark that may be used by the other party. Each party agrees that all uses of the other party's trademarks, including the goodwill and reputation associated therewith shall inure to the benefit of the other party. Each party shall submit to the other party proposed copies of all materials wherein the trademarks of the other party shall be used, and such party shall not publish or use such materials without the other party's prior written approval.

D. Approvals: Each party has five (5) business days to respond in writing to a request for approval of a submitted item from receipt of such request. If no response is provided within the five day period, the submitted item shall be deemed not approved.

3. **Ownership**:

A. Phzio Canada Ownership: WW acknowledges and agrees that as between WW on the one hand, and Phzio Canada on the other, Phzio Canada owns all right, title and interest in the Phzio Canada Trademarks and Phzio Canada Content. Except for the licenses set forth in this Agreement, nothing in this Agreement confers upon WW any license or right, title, or interest in the foregoing. WW shall not infringe upon or do anything to impair the validity of Phzio Canada's rights, title or interest in the Phzio Canada Trademarks and Phzio Canada Content.

B. WW Ownership: Phzio Canada acknowledges and agrees that as between Phzio Canada on the one hand, and WW on the other, WW owns all right, title and interest in the WW Trademarks and WW Content. Except for the licenses set forth in this Agreement, nothing in this Agreement confers upon Phzio Canada any licenses or right, title, or interest in the foregoing. Phzio Canada shall not infringe upon or do anything to impair the validity of WW's rights, title or interest in the WW Trademarks and WW Content.

4. **Term and Termination**:

A. Term: This Agreement shall become effective upon the Effective Date and shall continue for a period of one (1) year (the "Term") unless earlier terminated: (i) as a result of a material breach as set forth herein, or (ii) by WW (without cause) upon sixty (60) days prior written notice for the first six months of the partnership Agreement, or (iii) by either party (without cause) upon sixty (60) days prior written notice after the first six months. Either party may terminate this Agreement upon a material breach by the other party which is not cured within thirty (30) days from receipt of notice thereof by the breaching party. For purposes of this Agreement, a material breach shall be deemed to have occurred if Phzio Canada fails to supply the products or services as required under this Agreement.

B. Effect of Termination: Upon the effective date of termination or expiration of this Agreement: (i) each party will promptly return to the other party (and no longer retain) all

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Confidential Information (as defined herein), including electronic copies, records, documents and other material provided by the other party hereunder as well as non-confidential material upon request of the other party; (ii) Phzio Canada will discontinue all use of the WW Trademarks and WW Content; and (iii) WW will discontinue all use of the Phzio Canada Trademarks and the Phzio Canada Content. These obligations must be completed within ninety (90) days of termination or expiration of this Agreement. Furthermore, upon the effective date of termination, WW should immediately stop issuing new Phzio Canada Codes to WW members. Phzio Canada will continue to honor Codes that have already been rewarded to members for one year after the date they were issued to the WW Member.

5. **Targeted Solicitations**, At no time during the Term or thereafter shall Phzio Canada make targeted solicitations to WW members based on their status as a member of the WW Program, except as agreed to in writing by the parties hereunder. For purposes of clarity, "targeted solicitation" means a party's use, via electronic means or otherwise, whether alone or in conjunction with other criteria or characteristics to identify such person for the purpose of communicating to such person a solicitation to join any program or purchase any product or service. Notwithstanding the foregoing, this does not preclude Phzio Canada from marketing to WW members as part of their standard marketing communications.

6. **Insurance**: Each Party shall, throughout the term of this Agreement, maintain Commercial General Liability Insurance, including contractual, completed operations, and public and product liability, with minimum limits of $2,000,000 on an occurrence form basis protecting it and WW from claims for personal injury (including bodily injury and death) and property damage which may arise from or in connection with the performance of either party's responsibilities hereunder or from or out of any negligent act or omission of either party, its officers, directors, agents, subcontractors, or employees. The insurance shall be primary and non-contributory to any similar insurance purchased by the other party. The insurance policies shall include a waiver of subrogation against the other party in accordance with the Indemnity provision of this Agreement. If any insurance is written on a claims made basis, such insurance shall continue to be procured and evidenced for three (3) years after the termination or expiration of this Agreement. All insurance shall be written by companies with a BEST Guide rating of B+ VII or better. Certificates of insurance (or copies of policies, if requested) shall be furnished to the requesting party naming said party and its parent company and all related affiliated companies as additional insureds.

7. **Confidential Information**: During the course of performing and receiving services under this Agreement, WW and Phzio Canada may be provided with access to information of the other party that is confidential ("Confidential Information"), including without limitation, documentation, specifications, business methods, marketing strategies, pricing, competitor information, product development strategies and methods, customer lists, the terms of this Agreement or other contractual arrangements between the parties, and financial results. Confidential Information shall not include any information that (a) is already known by the recipient party or its affiliates, free of any obligation to keep it confidential, (b) is or becomes publicly known through no wrongful act of the receiving party or its affiliates, (c) is received by the receiving party from a third party without any restriction on confidentiality, (d) is independently developed by the receiving party or its affiliates, (e) is disclosed to third parties by the disclosing party without any obligation of confidentiality or because of valid order, rule, regulation or law, or (f) is approved for release by prior written authorization of the disclosing party. The parties agree to maintain the confidentiality of the Confidential Information and to use best efforts to protect from public disclosure the other party's Confidential Information by preventing any unauthorized copying, use, distribution, installation or transfer of possession of such information. Each party agrees to maintain at least the same procedures regarding protection of Confidential Information that it maintains with respect to its own Confidential

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Information. Each party may use the Confidential Information received from the other parties only in connection with fulfilling its obligations hereunder.

8. Representations and Warranties:

Each party represents and warrants to the other that (i) this Agreement has been duly authorized, executed and delivered by it; (ii) it has the full power and authority and is free to enter into this Agreement and to perform its obligations hereunder; (iii) this Agreement constitutes a valid and binding obligation, enforceable in accordance with its terms; and (iv) the making of this Agreement does not violate any agreement, right or obligation existing between it and any other person, firm or corporation.

9. Indemnification:

A. By Phzio Canada: Phzio Canada shall indemnify, defend and forever hold WW (including, without limitation, its parents, subsidiaries or entities under common ownership or control, and all of their respective present and former officers, members, shareholders, directors, employees, representatives and agents, and their successors, heirs and assigns), harmless from and against any and all third-party losses, liabilities, claims, costs, damages and expenses (including, without limitation, fines, forfeitures, reasonable outside attorneys' fees, disbursements and administrative or court costs) (collectively, "Losses") arising directly out of: (a) any breach or alleged breach of this Agreement by Phzio Canada; (b) any violation by Phzio Canada of laws or regulations applicable to its performance under this Agreement; (c) any claim arising out of the products or services provided by Phzio Canada to WW members and (d) claims of third parties based on the Phzio Canada Trademarks, Phzio Canada Materials, or items infringing or violating the intellectual property rights of any third party.

B. By WW: WW shall indemnify, defend and forever hold Phzio Canada (including, without limitation, its parents, subsidiaries or entities under common ownership or control, and all of their respective present and former officers, members, shareholders, directors, employees, representatives and agents, and their successors, heirs and assigns), harmless from and against any and all Losses arising directly out of: (a) any breach or alleged breach of this Agreement by WW; (b) any violation by WW of laws or regulations applicable to its performance under this Agreement; and (c) claims of third parties based on the WW Trademarks or WW Content infringing or violating the intellectual property rights of any third party. Phzio Canada acknowledges and agrees that: (i) WW shall not be responsible and shall not have any liability to Phzio Canada or any third party for the acts, errors, omissions or conduct of (including any failure to comply with this Agreement) by any WW franchisee or licensee, and (ii) Phzio Canada's sole recourse for any claims it may allege to have under this Agreement relating to any WW franchisee shall be directly against the respective owners or controlling entities of such WW franchisee or licensee.

C. Procedures: The indemnified party shall give the indemnifying party prompt written notice of any indemnifiable claim. Such notice shall not diminish the indemnifying party's indemnity obligations hereunder unless and only to the extent that the indemnifying party is materially and adversely affected by the indemnified party's failure or delay to give notice. The indemnified party shall reasonably cooperate (at the indemnifying party's expense) with the indemnifying party in the defense of such claim. The indemnifying party shall control the defense of any indemnifiable claim; provided that any settlement by the indemnifying party must be approved by the indemnified party, with such approval not to be unreasonably withheld (except that any settlement requiring the indemnified party to make any admission of liability or take any action contrary to the best interest of the indemnified party, shall be subject to the indemnified party's approval in its sole discretion). The indemnified party may, at its own expense, hire counsel of its own choosing.

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11. **Limitations on Liability**: EXCEPT FOR LIABILITY ARISING OUT OF OR RELATED TO BREACH OF CONFIDENTIALITY OR A THIRD-PARTY CLAIM SUBJECT TO INDEMNIFICATION, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY SHALL BE LIABLE TO THE OTHERS FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, INCLUDING BUT NOT LIMITED TO CONTRACT, PRODUCTS LIABILITY, STRICT LIABILITY, AND NEGLIGENCE, AND WHETHER OR NOT IT WAS OR SHOULD HAVE BEEN AWARE OF, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

12. **Miscellaneous**:

A. Waiver: No failure or delay by either of the parties in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

B. Severability: In the event any one or more of the provisions of this Agreement is held to be invalid or otherwise unenforceable, the enforceability of the remaining provisions shall be unimpaired and enforced to the full extent.

C. Notices: All notices, consents, requests, instructions, approvals, and other communications made, required or permitted hereunder (each herein, a "Notice") shall be given in writing and delivered to the receiving party or parties to its respective address set forth below (i) by personal delivery to the individual identified below, (ii) by UPS, FedEx, or express mail, or (iii) by a nationally recognized courier. The effective date of such Notice shall be deemed to be the date upon which any such Notice is personally received by the addressee. Any party hereto may change its address set forth below by written notice to the other party hereto in accordance with the terms of this Section.

If to Phzio Canada:
7 Bayview Road
Ottawa, OT K1Y3B5
Ontario, Canada

If to WW:
1415 Joshuas Creek Drive, Oakville ON
New York, NY 10010
Attention: VP Finance

D. Relationship of the Parties: Neither this Agreement nor the parties' business relationship established hereunder shall be construed as a partnership, joint venture or agency relationship or as granting a franchise. Neither party shall attempt to, or shall have the right to, legally obligate the other parties.

E. Waiver of Jury Trial: Each party hereto hereby unconditionally and irrevocably waives all right to trial by jury in any action, suit or proceeding (whether based on contract, tort or otherwise) based upon, resulting from, arising out of, or relating to this Agreement.

F. Governing Law & Venue: This Agreement shall be governed by and construed in accordance with the internal laws of the Province of Ontario, without regard to its choice or conflicts of laws rules. Any action relating to this Agreement must be brought in provincial courts located in the Municipality of Halton, and both parties hereby irrevocably consent to the jurisdiction of such court.

G. Assignment: This Agreement shall inure to the benefit of, and shall be binding upon, the parties and their respective heirs, permitted successors and permitted assigns. Neither party may assign this Agreement or any rights hereunder without the other party's prior written consent.

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H. Publicity: Neither party may issue a press release or make any public announcement about this Agreement unless such press release has been approved by both parties.

I. Entire Agreement: This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede and merge all prior proposals, understandings and agreements, oral or written, between the parties relating to the subject matter hereof. No modification, amendment, supplements to or waiver of this Agreement shall be binding upon the parties unless made in writing and duly signed by both parties hereto.

J. Counterparts: This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same Agreement. The parties may sign electronic copies of this Agreement which shall each be deemed originals.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

WW Canada LTD.	[Phzio Canada]
By: [signature]	By: [signature]
Name: Jessica Warren	Name: Darwin Fogt
Title: Senior Marketing Manager	Title: CEO

Exhibit A
Responsibilities

Each of the parties shall have the following responsibilities:

A. Phzio Canada will provide:
   1. 1000 unique voucher codes to WW for use with the WellnessWins Program
      i. Each unique voucher code will be valued for a Phzio 'Movement Check in' with an expert on the Phzio team. Valued at $99
   2. Respective assets and copy required to educate WW members of the Phzio reward

B. WW will:
   1. Allow WW members to redeem their Wins for Phzio Canada rewards.
   2. Feature Phzio Canada as a reward in the WellnessWins Program.
   3. Feature Phzio Canada as a partner in WW communications regarding the WellnessWins Program including, but not limited to, digital assets, social channels, email, print and/or activations.

C. Fulfillment
   1. WW will distribute unique voucher codes to members who have redeemed their Wins for Phzio Canada rewards.
   2. Voucher codes will be valid for one year from date WW member receives code after redeeming Wins.
   3. WW will direct its members to Phzio Canada website (phzio.com) to redeem rewards.
   4. Members will need to enter information deemed necessary by Phzio Canada to fulfill the reward, said information not to include any additional information than what is required by paying customers.
   5. WW members will be treated in no less a manner than Phzio Canada paying customers.

D. Customer Service
   1. Both parties will provide to each other a direct phone number and/or email to a customer service representative(s) empowered to handle escalated customer issues with the goal of quickly resolving any such issues WW members may have, including, but not limited to voucher code redemption or product ordering.

E. Reporting
   1. On a regular basis, WW will provide to Phzio Canada the number of unique codes distributed to WW members
   2. At least on a monthly basis, Phzio Canada will provide to WW the redeemed unique codes
   3. Both parties agree to work together to true up, as necessary, the outstanding distributed and redeemed codes
   4. Both parties will have opportunity to revisit agreement at multiple intervals

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